Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File No. 333-47936 effective October 13, 2000, and File No. 333-91583 effective November 24, 1999 on Form S-8 of our report dated April 11, 2005 appearing in the Annual Report on Form 10-KSB of SmartServ Online, Inc. for the year ended December 31, 2004.

/s/Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
April 11, 2005